Exhibit 10.1

Banc of California, Inc.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

March 2, 2016

Steven Sugarman

c/o Banc of California, Inc.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

Re:	Waiver of Antidilution Right with respect to March 2016 Common Stock Offering

Dear Mr. Sugarman:

Reference is made to (a) that certain Stock Appreciation Right Grant Agreement, dated as of August 21, 2012, as amended (the “SAR Agreement”), by and between you and Banc of California, Inc., a Maryland corporation (the “Company”), which, among other things, provides for the issuance of additional stock appreciation rights to you upon the occurrence of certain issuances of Company common stock, par value $0.01 per share (“Common Stock”), by the Company (the “Antidilution Right”); (b) the Company’s public underwritten offering of up to 5,577,500 shares of Common Stock, including any overallotment option granted to the underwriters thereof (the “Offering”), which is currently anticipated to close (the “Closing”) on or around March 7, 2016; and (c) the pending evaluation of the Company’s executive compensation programs, including with respect to the employment agreement of and incentive awards held by you, and anticipated modification of such employment agreement and incentive awards. Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings given to such terms in the SAR Agreement.

In consideration of the mutual agreements, provisions, and covenants contained in this Letter Agreement, the Company and you hereby agree as follows:

1.	Waiver of Antidilution Right. Notwithstanding Section 6 of the SAR Agreement, you hereby waive any right to receive Additional SARs that you may have under the SAR Agreement solely to the extent such right would be triggered by the consummation of the Offering and solely with respect to the number of shares of Common Stock actually sold in the Offering.

2.	Full Force and Effect. Except as expressly set forth in this Acknowledgment, all terms and conditions of the SAR Agreement shall remain in full force and effect with respect to the Additional SARs.

3.	Effectiveness. If the Closing has not occurred by March 11, 2016, this Letter Agreement shall be void ab initio and of no force or effect.

Please confirm your agreement to the foregoing by executing this Letter Agreement as indicated below.

Very truly yours,

BANC OF CALIFORNIA, INC.

By:	/s/ John C. Grosvenor
John C. Grosvenor
EVP, General Counsel

Acknowledged and Agreed:

/s/ Steven A. Sugarman
Steven A. Sugarman

[Signature Page to Sugarman SAR Agreement Waiver]